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                                                                Exhibit 99.1



                (B)  REPORTS ON FORM 8-K






                                 UNITES STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  May 21, 1998
                                (Date of Report)

                         ST. JOSEPH CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)



            DELAWARE                333-6581               35-1977746
---------------------------------  -----------  -------------------------------
(State or other jurisdiction       Commission   (I.R.S. Employer Identification
of incorporation or organization)  File Number   No.)


                 3820 EDISON LAKES PARKWAY, MISHAWAKA, IN 46545
                 ----------------------------------------------
                    (Address of principal executive offices)

                                 (219) 273-9700
                         ------------------------------
              (Registrant's telephone number including area code)

                                      N/A
                         ------------------------------
     (Former name, former address and former fiscal year, if changed since last report)






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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT
          Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
          Not Applicable

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP
          Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
          Not Applicable

ITEM 5.   OTHER EVENTS

     St. Joseph Capital Corporation officially topped $70 million in Total Assets earlier this month, John W. Rosenthal Chairman, President & Chief Executive Officer, announced at their Annual Meeting of Shareholders.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS
           Not Applicable

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
           (C) EXHIBITS
                 99.1 News Release dated May 21, 1998 incorporated herein by reference.

ITEM 8.   CHANGE IN FISCAL YEAR
           Not Applicable

ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S
           Not Applicable
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     ST. JOSEPH CAPITAL CORPORATION
                                     (Registrant)


Date:  May 21, 1998                  ___________________________________________
                                     Edward R. Pooley
                                     Principal Financial Officer





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NEWS RELEASE


Contacts:
John Rosenthal, President            (St. Joseph Capital Corporation's Logo)
Edward Pooley, SVP & CFO
Phone:  219-273-9700
        800-890-2798
Fax:    219-273-0791
Email:  epooley@sjcb.com


FOR IMMEDIATE RELEASE

ST. JOSEPH CAPITAL BANK'S TOTAL ASSETS TOP $70 MILLION

Mishawaka, Indiana - May 21, 1998 - St. Joseph Capital Corporation (OTC Bulletin
Board: "SJOE"), officially topped $70 million in Total Assets earlier this month, John W. Rosenthal Chairman, President & Chief Executive Officer, announced at their Annual Meeting of Shareholders.

"St. Joseph Capital Bank's solid growth and success are direct reflections of strong community support and acceptance by area businesses and individuals who have made us their bank," Mr. Rosenthal said. He said the Bank's growth in assets to the $70 million level was substantially ahead of start-up projections.

St. Joseph Capital Corporation is the holding company for St. Joseph Capital Bank, which commenced operations February 13, 1997, after the successful completion of an initial public offering (IPO) September 10, 1996. The Bank serves businesses and consumers across the Michiana Area with a full range of mortgage, lending and checking products and services in a friendly, hometown-banking environment.